Exhibit 10.3

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
KKR REAL ESTATE FINANCE TRUST INC.
2025 OMNIBUS INCENTIVE PLAN

KKR Real Estate Finance Trust Inc. (the “Company”), pursuant to its 2025 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (“RSUs”) set forth below. The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[●]

Date of Grant:	[●]

Number of RSUs:	[●]
Vesting Commencement Date:	[●]

Vesting Schedule:
Provided the Participant has not previously undergone a Termination, [●] of the RSUs granted hereunder shall vest on each of the first [●] anniversaries of the Vesting Commencement Date (each, a “Vesting Date”), and such RSUs shall be settled in accordance with the provisions of the Restricted Stock Unit Agreement attached. Notwithstanding the foregoing, if the Participant undergoes a Termination prior to an applicable Vesting Date due to the Participant’s death or Disability, then the RSUs that have not vested prior to such Vesting Date shall be immediately fully vested, but shall be settled on the earlier of (i) each subsequent Vesting Date and (ii) a Change in Control that also satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code.

Minimum Retained Ownership Percentage:	[●]%

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

KKR REAL ESTATE FINANCE TRUST INC.	PARTICIPANT

By:	Name:
Title:

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
KKR REAL ESTATE FINANCE TRUST INC.
2025 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the KKR Real Estate Finance Trust Inc. 2025 Omnibus Incentive Plan (the “Plan”), KKR Real Estate Finance Trust Inc. (the “Company”) and the Participant agree as follows. The Grant Notice is incorporated into and deemed a part of this Restricted Stock Unit Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) provided in the Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock upon vesting).

2. Vesting. Subject to the conditions contained herein and in the Plan, the RSUs shall vest as provided in the Grant Notice.

3. Settlement of Restricted Stock Units. Subject to any election under the Company’s Director and Officer Deferral Plan, as may be amended from time to time (a “Deferral Plan Election”), payment in settlement of any vested RSU shall be made in Common Stock as soon as practicable following the applicable vesting date but in no event later than 60 days following such date. To the extent that a Deferral Plan Election is in effect as of the Date of Grant, settlement of vested RSUs shall instead be governed by the terms of such Deferral Plan Election.

4. Treatment of Restricted Stock Units Upon Termination. Except as provided in the Grant Notice, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to service with the Company shall include the Company and its subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSU shall terminate and become of no further effect.

7. Rights as Stockholder. The Participant or a Permitted Transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying an RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock and, subject to Section 9 of this Restricted Stock Unit Agreement and Section 11 of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Tax Withholding. The provisions of Section 13(d)(i) of the Plan are incorporated herein by reference and made a part hereof. Except in the event the Committee permits the Participant to satisfy any of the required withholding in a different manner than provided herein and the Participant agrees in writing to such manner of withholding, (which may include the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability), any required withholding will be satisfied by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares of Common Stock with a Fair Market Value equal to such withholding liability, provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability. The Committee has the discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by the Participant with respect to the RSUs by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by the Participant upon the vesting or settlement of the RSUs, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amounts in the Participant’s relevant tax jurisdictions).

9. Dividend Equivalents. The RSUs granted hereunder shall be entitled to dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock in the same form and in an amount equal to the amount of such dividends. Dividend equivalents under this Section 9 shall be fully vested upon payment.

10. Clawback/Repayment. All RSUs shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law. The Committee may also provide that if the Participant receives any amount in excess of the amount that the Participant should have otherwise received under the terms of the RSUs for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

11. Detrimental Activity. Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Restricted Stock Unit Agreement, if a Participant has engaged or engages in any Detrimental Activity, the Committee may, in its sole discretion, (1) cancel any or all of the RSUs, and/or (2) require the Participant to forfeit any after-tax gain realized on the vesting of such RSUs, and to repay the gain promptly to the Company.

12. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

13. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as a service provider to the Company.

14. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

16. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Maryland.

17. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.

18. Section 409A. It is intended that the RSUs granted hereunder are intended and shall be construed to comply with Section 409A of the Code (including the requirements applicable to, or the conditions for exemption from treatment as, a “deferral of compensation” or “deferred compensation” as those terms are defined in the regulations under Section 409A, whether by reason of short-term deferral treatment or other exceptions or provisions).

19. Minimum Retained Ownership Requirement.

(a) If a Minimum Retained Ownership Percentage is indicated in the Grant Notice attached hereto or if the Participant has otherwise been notified by the Company in writing, then, for so long as the Participant has not undergone a Termination, the Participant (collectively with all Family Related Holders (defined below) who become Other Holders (defined below), if applicable) must continuously hold an aggregate number of Common Stock Equivalents (defined below) that is at least equal to the Minimum Retained Ownership Percentage of the cumulative amount of (x) all RSUs granted to the Participant under this Restricted Stock Unit Agreement and (y) all other RSUs or other Awards that have been or are hereafter granted to the Participant under the Plan, in the case of both clauses (x) and (y), that have become vested pursuant to Section 2 of this Restricted Stock Unit Agreement or a provision similar to Section 2 of this Restricted Stock Unit Agreement, prior to the application of any net settlement or reduction of the number of shares of Common Stock deliverable under the Award to satisfy withholding as contemplated by Section 8 hereof and Section 13 of the Plan or provision similar to Section 8 hereof.

(b) “Family Related Holder” means, in respect of the Participant, any of the following: (i) such Participant’s spouse, parents, parents-in-law, children, siblings and siblings-in-law, descendants of siblings, and grandchildren, (ii) any trust or other personal or estate planning vehicle established by such Participant, (iii) any charitable organization established by such Participant, and (iv) any successor-in-interest to such Participant, including but not limited to a conservator, executor or other personal representative.

(c) “Other Holder” means any Person that holds an RSU other than the Participant.

(d) “Common Stock Equivalents” means any combination of (i) RSUs that are or become vested pursuant to Section 2 of this Restricted Stock Unit Agreement and shares of Common Stock delivered upon settlement of any such RSUs and (ii) Awards granted to the Participant under the Plan but not under this Restricted Stock Unit Agreement that are or become vested pursuant to a provision similar to Section 2 of this Restricted Stock Unit Agreement and shares of Common Stock delivered upon settlement of any such RSUs.

(e) The provisions of this Section 19 may from time to time be waived by any officer or director of the Company (except with respect to his or her own Award), subject to the imposition of any conditions or further requirements as determined by the Committee in its sole discretion. Without limiting the foregoing, (i) the Committee may impose equivalent transfer restrictions on the Participant’s other equity, if any, held in the Company (including any other Awards) to the extent that the provisions of this Section 19 are waived, and (ii) the Participant hereby consents in advance to the imposition of such equivalent transfer restrictions for purposes of the governing documents of the Participant’s other equity, if any, held in the Company (including any other Awards) to the extent the application of this Section 19 to the Common Stock Equivalents is otherwise waived in accordance herewith.

(f) Any purported transfer of any shares of Common Stock that would result in a violation of this Section 19 is null and void. Notwithstanding anything to the contrary contained in this Restricted Stock Unit Agreement, this Section 19 shall survive any termination of this Restricted Stock Unit Agreement.